UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2016 (July 29, 2016)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 29, 2016, Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (“Affinion Group” and, together with Affinion Holdings, the “Company”) received notification of the entry of an arbitration award in the previously disclosed arbitration proceeding between Bank of America, N.A. (“Bank of America”) and FIA Card Services, N.A. (“FIA Card Services”) against Trilegiant Corporation, a wholly-owned subsidiary of the Company (“Trilegiant”), and Affinion Group pursuant to the terms of the parties’ servicing agreements. As previously disclosed, Trilegiant asserted claims that Bank of America had breached the parties’ servicing agreements. Bank of America asserted various causes of action and requests for monetary and other relief, including a demand for contractual indemnification of the losses and costs, including in particular customer refunds and reasonable attorneys’ fees, that Bank of America incurred related to consent orders entered into by Bank of America with the Office of the Comptroller of the Currency (“OCC”) on April 7, 2014 and with the Consumer Financial Protection Bureau (“CFPB”) on April 9, 2014.

The arbitrator overseeing the foregoing arbitration proceeding denied Trilegiant’s claims, and denied Bank of America’s claims for indemnification related to the consent orders entered into with the OCC and CFPB, but awarded monetary damages to Bank of America and FIA Card Services in the amount of $4.3 million on other claims (unrelated to their indemnification claims) asserted by Bank of America in the arbitration proceeding. The parties have until August 12, 2016 to give notice of their intent to seek reconsideration of the award by the arbitrator. If either party provides such notice, the award will not be final until any motions for reconsideration have been resolved by the arbitrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: August 1, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: August 1, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer